As filed with the Securities and Exchange Commission on July 31, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GARTNER, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3099750
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, Connecticut 06904-2212
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2003 Long-Term Incentive Plan
(Full title of the plan)

Lewis G. Schwartz
General Counsel
Gartner, Inc.
56 Top Gallant Road
P.O. Box 10212
Stamford, Connecticut 06904-2212
(203) 316-6631
(Name, address, and telephone number including area code of agent for service)

Copy to:
Donna L. Brooks, Esq.
Shipman & Goodwin LLP
One Constitution Plaza
Hartford, Connecticut 06103
(860) 251-5000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
Title of securities	Amount to be	maximum offering	aggregate offering	Amount of
to be registered	registered	price per share	price	registration fee
Common Stock, $0.0005 par value (1)	4,000,000(2)	$17.21(3)	$68,840,000(3)	$3841.27(4)

(1)	Includes associated rights to purchase preferred stock. Until the occurrence of certain prescribed events, none of which has occurred, the rights are not exercisable.

(2)	This registration statement shall also cover any additional shares of registrant’s common stock that become issuable under the Amended and Restated 2003 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(3)	Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on July 27, 2009, which amount was $17.21 per share.

(4)	Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act and was determined by multiplying the aggregate offering amount by 0.00005580.

EXPLANATORY NOTE
Gartner, Inc. (the “Company” or “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register an additional 4,000,000 shares of common stock of the Registrant held as treasury shares and reserved for issuance under the Registrant’s Amended and Restated 2003 Long-Term Incentive Plan (the “Plan”).
The Registrant had previously registered (i) 9,928,000 shares of the Registrant’s common stock for issuance under the Plan pursuant to the Registration Statement on Form S-8 filed on April 25, 2003, Commission File No. 333-104753, and (ii) an additional 11,000,000 shares of common stock for issuance under the Plan pursuant to the Registration Statement on Form S-8 filed on August 9, 2005, Commission File No.333-127349.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The Section 10(a) prospectus being delivered by the Company to participants in the Company’s Amended and Restated 2003 Long-Term Incentive Plan (the “Plan”), as required by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), has been prepared in accordance with the requirements of Form S-8 and relates to shares of common stock, par value $0.0005 per share, issued or reserved for issuance pursuant to awards granted under the Plan. The information with respect to awards granted under the Plan required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to pursuant to Rule 428(b), or additional information about the Plan are available without charge by contacting:
Gartner, Inc.
56 Top Gallant Road
Stamford, Connecticut 06904-2212
(203) 316-6631
Attention: General Counsel

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents have been filed by Company and are hereby incorporated by reference in this registration statement:
(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities Exchange Commission on February 20, 2009;

(b)(1)	The Company’s Current Report on Form 8-K filed on January 8, 2009;

(b)(2)	The Company’s Current Report on Form 8-K filed on February 5, 2009;

(b)(3)	The Company’s Current Report on Form 8-K filed on February 20, 2009;

(b)(4)	The Company’s Current Report on Form 8-K filed on March 12, 2009;

(b)(5)	The Company’s Current Report on Form 8-K filed on May 7, 2009;

(b)(6)	The Company’s Current Report on Form 8-K filed on May 8, 2009; and

(b)(7)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009.

(c)(1)	The Company’s Amendment No. 3 to the Registration Statement on Form 8-A filed on November 30, 2006, which contains a description of the terms, rights and provisions of the preferred share purchase rights for outstanding shares of the Company’s common stock, including any amendment or report filed for the purpose of updating such description; and

(c)(2)	The description of the Company’s Common Stock contained in its registration statement on Form 8-A, filed on July 6, 2005, and any subsequent amendments or restatement or report filed for the purpose of updating such descriptions.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
ITEM 4. DESCRIPTION OF SECURITIES
     This Item is not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     This Item is not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 145 of the Delaware General Corporation Law (“Delaware Law”) provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that the person was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred, including attorneys’ fees, in connection with such action, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful.
     The Company’s Certificate of Incorporation limits, to the maximum extent permitted by Delaware Law, the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company’s Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by Delaware Law against all expense, liability and loss, including attorneys’ fees, actually and reasonably incurred and may purchase and maintain insurance against any liability asserted and incurred by reason of serving as such, whether or not the Company has the power to indemnify against such liability. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in Delaware Law and which require that, to the extent the Company maintains liability insurance applicable to officers or directors, each officer and director shall be covered by such policies to the same extent as are accorded the most favorably insured of the Company’s officers or directors, as the case may be.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions and agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
     This Item is not applicable.
ITEM 8. EXHIBITS

Exhibit No.	Description

4.1	Form of Certificate for Common Stock as of June 2, 2005 (Filed as Exhibit 4.1 and incorporated by reference from the Company’s Current Report on Form 8-K dated June 29, 2005, as filed on July 6, 2005)

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of attorney (included in signature page to this Registration Statement)

99.1	Amended and Restated 2003 Long-Term Incentive Plan
ITEM 9. UNDERTAKINGS
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on July 30, 2009.

GARTNER, INC.
By:	/s/ Christopher J. Lafond
	Name:	Christopher J. Lafond
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene A Hall and Christopher J. Lafond and each of them, his or her true and lawful attorneys-in-fact, each with the power of substitution, for him/her and his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statements for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eugene A. Hall Eugene A. Hall	Director, Chief Executive Officer (principal executive officer)	July 30, 2009
/s/ Christopher J. Lafond Christopher J. Lafond	Executive Vice President and Chief Financial Officer (principal final officer)	July 30, 2009
/s/ Michael J. Bingle Michael J. Bingle	Director	July 30, 2009
/s/ Richard J. Bressler Richard J. Bressler	Director	July 30, 2009
/s/ Karen E. Dyskstra Karen E. Dykstra	Director	July 30, 2009
/s/ Russell P. Fradin Russell P. Fradin	Director	July 30, 2009
/s/ Anne Sutherland Fuchs Anne Sutherland Fuchs	Director	July 30, 2009
/s/ William O. Grabe William O. Grabe	Director	July 30, 2009
/s/ Max D. Hopper Max D. Hopper	Director	July 30, 2009
/s/ John R. Joyce John R. Joyce	Director	July 30, 2009
/s/ Stephen G. Pagliuca Stephen G. Pagliuca	Director	July 30, 2009
/s/ James C. Smith James C. Smith	Director	July 30, 2009
/s/ Jeffrey W. Ubben Jeffrey W. Ubben	Director	July 30, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Certificate for Common Stock as of June 2, 2005 (Filed as Exhibit 4.1 and incorporated by reference from the Company’s Current Report on Form 8-K dated June 29, 2005, as filed on July 6, 2005)

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of attorney (included in signature page to this Registration Statement)

99.1	Amended and Restated 2003 Long-Term Incentive Plan